Aoxin Tianli Group, Inc. to Sell Specialty Black Hog Pork Products through Online Group Buying Site

WUHAN, China, Aug. 22, 2016 /PRNewswire/ -- Aoxin Tianli Group, Inc. (NASDAQ: ABAC) ("Aoxin Tianli" or the "Company"), a leading producer of breeder hogs, market hogs and black hogs, as well as specialty processed black hog pork products sold through retail outlets and the internet, with headquarters in Wuhan City, Hubei Province, China, today announced that it had signed a sales agreement (the "Agreement") with Shangzhi Xiaop (Dalian) E-Commerce Co., Ltd. ("Xiaop") to sell the Company's Tianli-Xiduhei™ black hog pork products through Xiaop's group-buying web portal www.ixiaop.com (the "Ixiaop.com"). The Agreement has a one year term, effective as of August 19, 2016, and can be automatically extended for successive one-year periods.

Mr. Wocheng Liu, Chairman and Co-Chief Executive Officer of Aoxin Tianli commented, "With the increasing popularity of online shopping, especially group buying in China, we believe that Ixiaop.com could potentially open up tremendous opportunities for our retail business. As an emerging online group buying site in China, Ixiaop.com is the sister site of www.popular.com.tw, a top-3 ranked online group buying site in Taiwan. Our branded specialty black hog pork products are now available for sale at http://www.ixiaop.com/."

About Aoxin Tianli Group, Inc.

Aoxin Tianli Group, Inc. (the "Company"), previously known as Tianli Agritech, Inc., is in the business of breeding, raising and selling breeder and market hogs in China. The Company also sells specialty processed black hog pork products through supermarkets and other retail outlets, as well as the internet. More information about the Company can be found at: www.aoxintianli-china.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulations, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by this cautionary statement and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Tina Xiao
Weitian Group LLC
Phone: +1-917-609-0333
Email: tina.xiao@weitian-ir.com